As filed with the Securities and Exchange Commission on October 17, 2007

Reg. No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0442860
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

900 East Hamilton Avenue, Suite 400

Campbell, CA 95008

(Address of principal executive offices) (Zip Code)

RAINMAKER SYSTEMS, INC. 2003 STOCK INCENTIVE PLAN

RAINMAKER SYSTEMS, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the Plans)

Michael Silton

Chief Executive Officer

RAINMAKER SYSTEMS, INC.

900 East Hamilton Avenue, Suite 400

Campbell, CA 95008

(408) 626-3800

(Name, address, and Telephone Number, Including Area Code, of agent for service)

Copies to:

David Dedyo, Esquire

Paul, Hastings, Janofsky & Walker, LLP

Five Palo Alto Square, 6th Floor

Palo Alto, CA 94306

(650) 320-1800

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Rainmaker Systems, Inc. 2003 Stock Incentive Plan Common Stock, $0.001 par value	600,000 shares	$8.26	$4,956,000	$152.15
Rainmaker Systems, Inc. 1999 Employee Stock Purchase Plan Common Stock, $0.001 par value	80,000 shares	$8.26	$660,800	$20.29
Aggregate Total Shares:	680,00 shares		Aggregate Total Fee	$172.44

(1)	Represents additional shares issuable under the Registrant’s 2003 Stock Incentive Plan and 1999 Employee Stock Purchase Plan by reason of the automatic share increase provision of such plans. This Registration Statement shall also cover any additional shares of Common Stock attributable to these registered shares which become issuable under the Registrant’s 2003 Stock Incentive Plan and 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.
(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, (the “1933 Act”), on the basis of the average of the high and low selling prices per share of Registrant’s Common Stock on October 15, 2007 as reported by the Nasdaq Global Market.

The Exhibit Index for this Registration Statement is at page 6.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended, or the Securities Act. These document(s) and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference

Rainmaker Systems, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Commission on February 26, 2007;

(b)	The Registrant’s Annual Proxy on Form Def 14A for the fiscal year ended December 31, 2006, filed with the Commission on April 12, 2007;

(c)	The Registrant’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2007, and for the three and six months ended June 30, 2007, filed with the Commission on May 14, 2007, and August 7, 2007, respectively;

(d)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 31, 2007, February 5, 2007, March 26, 2007, April 5, 2007, April 23, 2007, April 26, 2007, May 17, 2007, July 24, 2007, August 16, 2007, September 13, 2007, September 20, 2007 and October 9, 2007, and the Current Report on Form 8-K/A filed with the Commission on October 4, 2007;

(e)	The Registrant’s Registration Statement No. 000-28009 on Form 8-A12G filed with the Commission on November 9, 1999, in which are described the terms, rights and provisions applicable to the Registrant’s outstanding Common Stock, including any amendments or reports filed for the purpose of updating this description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law, the Registrant can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act defined above. The Registrant’s certificate of incorporation further provides that the Registrant is authorized to indemnify its directors and officers to the fullest extent permitted by law through the bylaws, agreement, vote of stockholders or disinterested directors, or otherwise. The bylaws provide that Registrant will indemnify its directors and officers to the fullest extent permitted by law and require Registrant to advance litigation expenses upon receipt of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. Registrant’s bylaws further provide that rights conferred under such bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Registrant also has directors’ and officers’ liability insurance. In addition, Registrant has entered into agreements to indemnify its directors and certain officers, in addition to the indemnification provided for in the certificate of incorporation and bylaws. These agreements, among other things, indemnify the directors and certain officers for certain expenses (including attorney fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of Registrant, on account of services by that person as a director or officer of Registrant or of any subsidiary of Registrant, or as a director or officer of any other company or enterprise that the person provides services to at Registrant’s request.

Registrant’s certificate of incorporation provides that, pursuant to Delaware law, the directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to Registrant or its stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

See the attached Exhibit Index at page 6, which is incorporated herein by reference.

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act defined above,

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the Registration Statement; and

(2) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California, on this 17th day of October 2007.

RAINMAKER SYSTEMS, INC.

By:	/s/ Michael Silton
Michael Silton
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Rainmaker Systems, Inc., a Delaware corporation, do hereby constitute and appoint Michael Silton his lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Silton	Chief Executive Officer (Principal Executive Officer) and Director	October 17, 2007
Michael Silton

/s/ Steve Valenzuela	Chief Financial Officer (Principal Accounting Officer)	October 17, 2007
Steve Valenzuela

/s/ Alok Mohan	Chairman of the Board of Directors	October 17, 2007
Alok Mohan

/s/ Robert Leff	Director	October 17, 2007
Robert Leff

/s/ Mitchell Levy	Director	October 17, 2007
Mitchell Levy

/s/ Bradford Peppard	Director	October 17, 2007
Bradford Peppard

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Restated Certificate of Incorporation of Ranimaker Systems, Inc. (1)

4.2	Bylaws of Rainmaker Systems, Inc. (2)

4.3	Specimen certificate representing shares of common stock of Rainmaker Systems, Inc. (3)

5	Opinion of Paul, Hastings, Janofsky & Walker LLP.

23.1	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Paul, Hastings, Janofsky & Walker LLP. (included in Exhibit 5)

24	Power of Attorney (included in Part II of this Registration Statement).

99.1	Rainmaker Systems, Inc. 2003 Stock Incentive Plan. (4)

99.2	Rainmaker Systems, Inc. 1999 Employee Stock Purchase Plan. (5)

(1)	Incorporated by reference to Exhibit A of the Definitive Proxy Statement on Schedule 14A filed by Rainmaker on April 21, 2006.
(2)	Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed by Rainmaker (Reg. No. 333-86445).
(3)	Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 filed by Rainmaker (Reg. No. 333-86445).
(4)	Incorporated by reference from Registrant’s Registration Statement on Form S-8 (No. 333-107285) filed with the Commission on July 23, 2003 and amended on May 15, 2007.
(5)	Incorporated by reference from Registrant’s Registration Statement on Form S-8 (No. 333-91095) filed with the Commission on November 17, 1999.